UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 8, 2006

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

18191 Von Karman, Suite 450

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2006 Quality Systems, Inc. (the "Company," or "Registrant"), entered into an agreement with Mr. Ahmed Hussein, who owns approximately 17% of the Company’s outstanding common stock.

Under the agreement:

1. Mr. Hussein’s pending litigation against the Company and its Directors will be dismissed with prejudice within five days.

2. The Company will increase the Board size to nine members. The Company will recommend that the Company’s stockholders vote for the election of Patrick Cline; Ibrahim Fawzy; Edwin Hoffman; Ahmed Hussein; Vincent Love; Russell Pflueger; Steven Plochocki; Sheldon Razin; and Louis Silverman (i) at the 2006 Annual Meeting, and (ii) subject to fiduciary duties, at the 2007 Annual Meeting. A total of three of the nominees, including Mr. Hussein himself, have been nominated by Mr, Hussein. The Nominating Committee has approved the proposed slate of directors.

3. Mr. Hussein will support the Company’s nominees for election at the 2006 and 2007 Annual Shareholders’ Meetings. The Board will, subject to its fiduciary duties, oppose any action to remove any nominee other than for gross negligence or willful misconduct from the Board of Directors (whether by consent solicitation or otherwise) prior to the conclusion of the 2007 annual meeting.

4. Following both the 2006 and 2007 Annual Shareholders’ Meetings, subject to the fiduciary duties of the Board, and if elected to the Board by the shareholders: (i) Sheldon Razin shall continue as the Chairman of the Board of Directors (the Board will not have a lead director or Co-Chairman), (ii) Steve Plochocki (Chairman), Ibrahim Fawzy, Edwin Hoffman and Russell Pflueger shall be named to the Board’s Compensation Committee, (iii) Ahmed Hussein (Chairman), Sheldon Razin, Vincent Love and Russell Pflueger shall be named to the Board’s Transaction Committee, and (iv) Sheldon Razin (Chairman), Ahmed Hussein, Ibrahim Fawzy and Russell Pflueger shall be named to the Nominating Committee. The Board of Directors will appoint to the Audit Committee the three directors whom the Board determines to be most appropriate for service on that Committee.

5. The Board will adopt resolutions providing that in the event of a deadlock or other failure or inability to act, the responsibilities of the Compensation Committee will be escalated to the independent Directors (within the meaning of applicable Nasdaq rules) acting as a committee, and the responsibilities of the Transactions and Nominating Committees will be escalated to the Board.

6. Mr. Hussein will terminate any efforts to elect nominees to the Board of Directors through a proxy solicitation or a consent solicitation and, until the conclusion of the 2007 Annual Shareholders’ Meeting, unless otherwise approved in advance in writing by a majority of the Board members then in office, he will not:

•

participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of the Company’s common stock (“Common Stock”) in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than or pursuant to the agreement;

•

solicit proxies or written consents of stockholders, or otherwise conduct any nonbinding referendum with respect to Common Stock, or make, or in any way participate in, any “solicitation” of any “proxy” to vote any shares of Common Stock in opposition to any recommendation of the Board, or participate in any contested solicitation for the election of Directors with respect to the Company;

•

solicit, seek to effect, or negotiate with any person with respect to, or propose to enter into or otherwise make any public announcement or proposal with respect to (i) a merger, consolidation, business combination, share exchange, restructuring, recapitalization or acquisition involving the Company or any similar transaction involving a material portion of the assets of the Company, (ii) the sale, lease, exchange, pledge, mortgage or transfer (including through any arrangement having substantially the same economic effect as a sale of assets) of all or a material portion of the assets of the Company and its subsidiaries, taken as a whole, (iii) the purchase of 25% or more of the outstanding equity securities of the Company, whether by tender offer, exchange offer or otherwise, (iv) the liquidation or dissolution of the Company, or (v) the issuance by the Company of any equity securities as consideration for the assets or securities of another Person;

•

except in his capacity as a Director of the Company, submit any stockholder proposal (pursuant to Rule 14a-8 or otherwise), or any notice of nomination or other business under the Company’s Bylaws, or nominate or oppose Directors for election, at the 2006 or 2007 Annual Shareholders’ Meetings until the conclusion of the 2007 Annual Shareholders’ Meeting.

7. Until the conclusion of the 2007 Annual Shareholders’ Meeting:

(a) Mr. Hussein agrees that he and his affiliates (“Hussein Parties or Hussein Party”) shall not, engage in any conduct or make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that is calculated to or is likely to have the effect of in any way (i) undermining, defaming or otherwise in any way reflecting adversely or detrimentally upon the Company, any of Company’s current and former directors, current and former executive officers, representatives, or any affiliates of any of the foregoing persons (“Company Party or Company Parties”), (ii) accusing or implying that the Company or any Company Party engaged in any wrongful, unlawful or improper conduct or (iii) asserting, implying or suggesting that any Company Board nominee other than Louis Silverman and Patrick Cline is not an independent Director. Mr. Hussein acknowledges that on October 28, 2004 the Board of Directors resolved that Mr. Razin is an independent Director and that Mr. Hussein voted against such resolution. The foregoing shall not apply to (i)

non-public oral statements made by Mr. Hussein or any Hussein Party directly to the Company or any Company Party, or to (ii) statements made to any governmental or regulatory authority that Mr. Hussein reasonably determines, based upon the advice of his counsel, are required to be made in order to avoid a breach of his fiduciary duties as a director and as to which Mr. Hussein has provided the Company with prior written notice.

(b) The Company agrees that it and the Company Parties shall not engage in any conduct or make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that is calculated to or is likely to have the effect of in any way (i) undermining, defaming or otherwise in any way reflecting adversely or detrimentally upon Mr. Hussein or any Hussein Party, (ii) accusing or implying that Mr. Hussein or any Hussein Party engaged in any wrongful, unlawful or improper conduct or (iii) asserting, implying or suggesting that any nominee of Mr. Hussein is not an independent Director. The foregoing shall not apply to (i) non-public oral statements made by the Company or any Company Party directly to the Company or another Company Party or to Mr. Hussein or any Hussein Party or to (ii) statements made to any governmental or regulatory authority that the Company reasonably determines, based upon the advice of its counsel, are required to be made in order to discharge the Company’s responsibilities as a public company and as to which the Company has provided Mr. Hussein with prior written notice.

A copy of the agreement and the Company’s press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and this summary is qualified by the full text of the agreement as set forth in the Exhibit attached hereto. Investors are urged to read the agreement in its entirety.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Settlement Agreement dated August 8, 2006.

99.1	Press Release dated August 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006

QUALITY SYSTEMS, INC.

By: /s/ Paul Holt
-----------------------------------
Paul Holt
Chief Financial Officer